Exhibit (a)(1)(D)

RETAIL PROCESSING DEALER FORM

WITH RESPECT TO THE OFFERS BY
PPW HOLDINGS LLC TO PURCHASE FOR CASH ANY AND ALL OF THE OUTSTANDING
6.00% SERIAL PREFERRED STOCK (CUSIP NO. 695114801) AND 7.00% SERIAL PREFERRED STOCK (CUSIP NO. 695114884) OF PACIFICORP

PURSUANT TO THE OFFER TO PURCHASE, DATED DECEMBER 17, 2024

THE OFFERS AND WITHDRAWAL RIGHTS FOR EACH SERIES OF PREFERRED STOCK WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JANUARY 24, 2025, UNLESS PPW HOLDINGS LLC EXTENDS OR EARLIER TERMINATES THE APPLICABLE OFFER (SUCH TIME AND DATE, WITH RESPECT TO EACH OFFER, AS THE SAME MAY BE EXTENDED, THE “EXPIRATION DATE”).

Please deliver this Retail Processing Dealer Form to:

Global Bondholder Services Corporation

65 Broadway — Suite 404
New York, New York 10006
Attn: Corporate Actions

Banks and Brokers call: (212) 430-3774
Toll free (855) 654-2014
By facsimile: (212) 430-3775/3779
Email: contact@gbsc-usa.com

THIS RETAIL PROCESSING DEALER FORM MUST BE DELIVERED TO GLOBAL BONDHOLDER SERVICES CORPORATION (THE “SPECIAL DEPOSITARY”) AT THE E-MAIL ADDRESS, OR TRANSMITTED VIA FACSIMILE, AS SET FORTH ABOVE. THE INSTRUCTIONS CONTAINED HEREIN SHOULD BE READ CAREFULLY BEFORE THIS FORM IS COMPLETED. THIS RETAIL PROCESSING DEALER FORM IS ONLY TO BE SUBMITTED BY THE DTC PARTICIPANT THAT EFFECTED THE BOOK-ENTRY TRANSFER OF THE RELEVANT SECURITIES. IF YOU ARE ELIGIBLE TO RECEIVE A RETAIL PROCESSING FEE BUT ARE NOT A DTC DIRECT PARTICIPANT, YOU MUST CONTACT THE DTC DIRECT PARTICIPANT THROUGH WHICH THE RELEVANT TENDERS WERE MADE AND ARRANGE FOR THEM TO SUBMIT THIS RETAIL PROCESSING DEALER FORM.

Any questions regarding procedures related to this Retail Processing Dealer Form should be directed to the Special Depositary:

Global Bondholder Services Corporation

65 Broadway — Suite 404
New York, New York 10006
Attn: Corporate Actions

Banks and Brokers call: (212) 430-3774
Toll free (855) 654-2014
By Facsimile: (212) 430-3775/3779
Email: contact@gbsc-usa.com

Any requests for additional copies of the Offer to Purchase and the related Letter of Transmittal should be directed to the Information Agent:

Georgeson LLC

1290 Avenue of the Americas, 9th Floor
New York, New York 10104

Shareholders, Banks and Brokers
Call Toll Free: (866) 308-4150

Email: PacifiCorp@georgeson.com

As described in the Offer to Purchase dated December 17, 2024 of PPW Holdings LLC (“PPW”) (as it may be amended or supplemented from time to time, the “Offer to Purchase”), PPW has agreed that it will pay registered brokers and dealers in the United States that process tenders into the Offers from participants of The Depository Trust Company (“DTC”) and persons resident in the United States (the “Retail Processing Dealers”) retail processing fees. Each Retail Processing Dealer that successfully processes tenders from a retail beneficial owner of the shares of Preferred Stock will be eligible to receive a fee (the “Retail Processing Fee”) from PPW equal to $5.00 per share of Preferred Stock validly tendered and not properly withdrawn by or on behalf of such retail beneficial owner and accepted for purchase by PPW, except for any shares of Preferred Stock tendered by a Retail Processing Dealer for its own account. All capitalized terms used herein and not defined herein shall have the meaning ascribed to them in the Offer to Purchase.

A Retail Processing Fee will be paid only if the applicable Offer is consummated and only if a signed and completed Retail Processing Dealer Form is received by the Special Depositary on or prior to the applicable Expiration Date. Only direct participants in DTC will be eligible to submit a Retail Processing Dealer Form. If you are not a direct participant in DTC, you must instruct the direct participant through which you tender your shares of Preferred Stock to submit a Retail Processing Dealer Form on your behalf. PPW, PacifiCorp and the Special Depositary reserve the right to request additional information from any person who submits the Retail Processing Dealer Form in order to validate any Retail Processing Fee payment claims. PPW will, in its sole discretion, determine whether a Retail Processing Dealer has satisfied the criteria for receiving a Retail Processing Fee (including, without limitation, the submission of the Retail Processing Dealer Form and appropriate documentation without defects or irregularities and in respect of bona fide tenders). Retail Processing Dealers should take care to ensure that proper records are kept to document their eligibility to receive any Retail Processing Fee. Additionally, PPW reserves the right to (i) audit any Retail Processing Dealer to confirm bona fide submission of this form and (ii) withhold any amounts from any Retail Processing Fee that PPW is required to withhold and pay in order to comply with applicable tax laws and regulations.

DTC PARTICIPANT NUMBER:

Account No.	Number of shares of 6.00% Serial Preferred Stock Tendered (CUSIP NO. 695114801)	VOI Ticket Number

Account No.	Number of shares of 7.00% Serial Preferred Stock Tendered (CUSIP NO. 695114884)	VOI Ticket Number

Attach additional sheets, if necessary. Excel Spreadsheets may be attached if desired.

Prior to the Expiration Date (i) each Retail Processing Dealer that is a “United States person” within the meaning of Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended, should provide to the Special Depositary a properly completed and duly executed IRS Form W-9, and (ii) each Retail Processing Dealer that is not a “United States person” should provide to the Special Depositary a properly completed and duly executed applicable IRS Form W-8BEN-E or W-8ECI, as applicable. Each of the forms referenced in the preceding sentence can be found on the IRS website: www.irs.gov. Failure to timely provide the applicable form by any Retail Processing Dealer may result in amounts being withheld by PPW from the payment of the Retail Processing Fee payable to such Retail Processing Dealer.

The acceptance of compensation by such Retail Processing Dealer will constitute a representation by it that (a) it has complied with the applicable requirements of the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations thereunder, in connection with solicitations related to the Offers; (b) it is entitled to such compensation for such retail processing under the terms and conditions of the Offer to Purchase; (c) it is (i) a broker or dealer in securities, including the Dealer Manager in its capacity as a dealer or broker, which is a member of any national securities exchange or of the Financial Industry Regulatory Authority (“FINRA”), (ii) a foreign broker or dealer not eligible for membership in FINRA which agrees to conform to FINRA’s Rules of Fair Practice in processing tenders outside the U.S. to the same extent as though it were a FINRA member or (iii) a bank or trust company legally authorized to receive such fees; (d) it has not requested nor been paid a Retail Processing Fee in respect of the Preferred Stock tendered for its own account; and (e) it has not and will not remit such fee, in whole or in part, to the relevant retail beneficial owner of the tendered shares of Preferred Stock.

Name of Firm:

Attention:

Address:

Phone Number:

Taxpayer Identification:

Signature:

(Medallion Stamp Required)
RETAIL PROCESSING FEE PAYMENT INSTRUCTIONS

WIRE TRANSFER INSTRUCTIONS

Name of Firm:

Bank Name:

Address:

ABA or Bank No.:

SWIFT Code:

Account Name:

Account No.:

Re:

The Dealer Manager for the Offers is:

Citigroup Global Markets Inc.

388 Greenwich Street, 4th Floor
New York, New York 10013
Attention: Liability Management Group
(800) 558-3745 (toll-free)
(212) 723-6106 (collect)
Email: ny.liabilitymanagement@citi.com

The Depositary for the Offers is:

Computershare Trust Company, N.A.

By Mail or Overnight Courier:
150 Royall St. Suite V
Canton, MA 02021

Please contact the Dealer Manager with questions regarding the terms of the Offers at the contact information set forth above or the Information Agent with questions regarding how to tender and/or request additional copies of the Offer to Purchase, the Letter of Transmittal, or other documents related to the Offers at the contact information set forth below. Holders of shares of Preferred Stock also may contact their broker, dealer, commercial bank, trust company or nominee for assistance concerning the Offers. Please contact the Depositary at the contact information set forth above to confirm the delivery of any shares of Preferred Stock.

The Information Agent for the Offers is:

Georgeson LLC

1290 Avenue of the Americas, 9th Floor
New York, New York 10104

Shareholders, Banks and Brokers
Call Toll Free: (866) 308-4150
Email: PacifiCorp@georgeson.com

The Special Depositary for the Offers is:

Global Bondholder Services Corporation

65 Broadway — Suite 404
New York, New York 10006
Attn: Corporate Actions

Banks and Brokers call: (212) 430-3774
Toll free (855) 654-2014
By Facsimile: (212) 430-3775/3779
Email: contact@gbsc-usa.com